Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

FOR IMMEDIATE RELEASE

BioHiTech Secures 12 Acre Site in New York State for Its Second MBT Municipal Solid Waste Resource Recovery Facility

The planned facility in New Windsor, NY, approximately 60 miles north of New York City, will use patented process to reduce greenhouse gas emissions and produce EPA recognized Solid Recovered Fuel

CHESTNUT RIDGE, NY – APRIL 24, 2017 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (OTCQB: BHTG), a green technology company that develops and deploys innovative and disruptive waste management technologies, announces the signing of a contract with the Town of New Windsor, New York for the acquisition of a 12 acre site planned for the Company’s second Resource Recovery Facility utilizing the proprietary HEBioT technology for the disposal and recycling of mixed municipal solid waste (MSW).

BioHiTech’s HEBioT facilities provide a cost-effective alternative to traditional waste disposal that results in the production an EPA recognized solid recovered fuel (“SRF”). Utilization of the Company’s HEBioT facilities as an alternative to traditional landfills can extend existing landfill capacity by as much as 500%. Based on preliminary design, the New Windsor facility is expected to be capable of processing approximately 130,000 tons of municipal solid waste annually with up to 20% of the facility’s capacity capable of processing source separated food waste. The Company estimates that when fully operational, the facility’s process will significantly reduce landfill waste disposal as well as truck traffic and provide a renewable fuel source, resulting in a greenhouse gas emission reduction of approximately 30,000 tons per year of carbon dioxide (or carbon dioxide equivalent).

BioHiTech has entered into an agreement to purchase the site, located approximately 60 miles north of New York City, for $1,092,000. The purchase is subject to certain conditions including BioHiTech’s receipt of all applicable municipal and state permits, the securing of sufficient financing to build and operate the facility, as well as the securing of contracts for the sale of the SRF produced through the HEBioT process. The Company intends to begin the engineering and permitting process, which it hopes to complete within the next 12 months. The Company expects to secure the majority of financing for the construction of the facility through a municipal bond financing similar to the financing obtained for its minority-owned Entsorga West Virginia facility which is scheduled to commence operations later this year.

“We are excited to have the opportunity to acquire the site from the town of New Windsor as we work to deploy this revolutionary waste management technology throughout the Northeast United States,” said CEO of BioHiTech Global, Frank E. Celli. “The HEBioT technology not only offers a cost competitive alternative to traditional waste disposal, but more importantly, it results in a significant reduction in landfill dependency and all of its associated problems. For a state like New York, which has historically been one of the nation’s top exporters of waste, we will offer a pathway to solving a critical long-term problem in a very environmentally responsible manner. We intend to continue to work with municipalities like New Windsor to provide an economically feasible alternative for organic and inorganic waste disposal that makes doing the responsible thing the smart cost-effective decision as well. This planned facility, coupled with other projects we intend to roll out in the coming years, will place us on the cutting edge of waste management and enable us to build value in our Company for years to come.”

About BioHiTech Global

BioHiTech Global (OTCQB: BHTG), “The Company” headquartered in Chestnut Ridge NY, develops and deploys innovative and disruptive waste management technologies. The combined offerings of BioHiTech Global offer our customers a full suite of technology based disposal options capable of having a significant impact on waste generation while providing a true zero landfill environment. With options for both on and off site biological treatment of waste, BioHiTech Global is a leader in zero waste solutions for businesses and municipalities. For more information, please visit www.biohitechglobal.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

Director, Corporate Communications

Direct: 845-262-1081

lgiovannielli@biohitech.com

www.biohitechglobal.com

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